UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2019, Tile Shop Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31,  2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and in this Item 2.02 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 7.01	Regulation FD Disclosure

Dividend

On April 30, 2019, the Company announced its declaration of a cash dividend of $0.05 per share to stockholders of record as of May 6, 2019 in its earnings press release. The dividend will be paid on May 17, 2019. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Repurchase Program

On April 29, 2019, the Board of Directors of the Company authorized a share repurchase program (the “Share Repurchase Program” or “Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $15,000,000. The Program will begin on May 2, 2019 and will continue indefinitely until the full repurchase amount has been utilized or the Board of Directors terminates the Program.

The Share Repurchase Program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 2934, as amended, and other applicable legal requirements.

Any repurchases under the Share Repurchase Program will be disclosed in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

The Company announced the Share Repurchase Program as part of its earnings press release, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Controls and Procedures

While the Company is still completing its assessment of the effectiveness of its internal controls over financial reporting as of March 31, 2019, it expects to report in its Quarterly Report on Form 10-Q for the three months ended March 31, 2019 (the “Form 10-Q”) two material weaknesses in internal controls over financial reporting arising from the enterprise resource planning system implementation that took place on January 1, 2019. Specifically, the Company expects to include the following disclosures in Item 4 of Part I of the Form 10-Q.

Evaluation of Disclosure Controls and Procedures

We have established disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission, and that information relating to the Company is accumulated and communicated to management, including our principal officers as appropriate to allow timely decisions regarding required disclosure. Our Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures as of March 31, 2019 and have concluded that our disclosure controls and procedures were not effective as of March 31, 2019 due to material weaknesses in our internal control over financial reporting as described below.

On January 1, 2019, we implemented a new enterprise resource planning (“ERP”) system on a company-wide basis.  During the quarter ended March 31, 2019, we identified two material weaknesses in internal control over financial reporting that arose from the new ERP system implementation. The two material weaknesses are:

•

The ineffective design and implementation of effective controls with respect to the ERP system conversion.  Specifically, we did not exercise sufficient corporate governance and oversight, design effective controls over the ERP implementation to ensure appropriate data conversion and data integrity, or provide sufficient end user training to our employees to ensure that our employees could effectively operate the system and carry out their responsibilities.

•

The ineffective design and implementation of information technology (“IT”) general controls for the ERP system that are relevant to the preparation of our financial statements.  Specifically, we did not (i) maintain adequate control over user access to the ERP system to ensure appropriate segregation of duties and to restrict access to financial applications and data; and (ii) maintain adequate documentation practices surrounding management and control of IT changes affecting financial IT applications.

Management has been actively engaged in developing remediation plans to address the control deficiencies outlined above.  The remediation efforts include the following:

•

Corporate Governance and Oversight – We have established a plan to help stabilize the ERP system and address the control deficiencies arising from the conversion.  We have shared this plan with our Audit Committee and will provide periodic updates with respect to our progress.  Additionally, we have hired a senior professional overseeing the effort to design, implement, and ensure the ongoing execution of our IT general controls.

•	Data Integrity and Data Conversion – We continue to perform validations on data included in the new ERP system.
•	End User Training – We are developing and providing additional training to employees to enhance their understanding of the new ERP system.
•

User Access – We are addressing segregation of duties by establishing user roles specific to the nature of each job function.  We are also establishing controls to ensure appropriate authorization of new user access requests and we will perform routine reviews of user access.

•

Change Management – We are restricting the number of users who have the ability to make changes to the ERP system.  We are also establishing documentation requirements surrounding the testing, approval and implementation of changes that affect financial applications.

The Company started the remediation steps outlined above prior to March 31, 2019.

Changes in Internal Control over Financial Reporting

On January 1, 2019, we implemented an ERP system on a company-wide basis.  The implementation resulted in the two material weaknesses identified above. We believe we have developed an appropriate plan to remediate and have begun our remediation efforts related to the material weaknesses.

Risk Factors

Additionally, the Company expects to include the following disclosure in Item 1A of Part II of the Form 10-Q:

There have been no material changes from the risk factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018 other than with respect to the risk factors discussed below.

Implementation of our new enterprise resource planning system has adversely impacted and could continue to negatively affect our business.

We rely extensively on our information technology (“IT”) systems to assist us in managing our business and summarizing our operational results.  On January 1, 2019 we deployed  a company-wide new enterprise resource planning (“ERP”) system.  The new ERP system was implemented to position the Company for long-term growth, further enhance operating efficiencies and provide more effective management of our business operations, including sales order processing, inventory control, purchasing and supply chain management, and financial reporting.   Implementing the new ERP system has been costly and has required, and may continue to require, the investment of significant personnel and financial resources.  In addition to the risks inherent in the conversion to any new IT system, including the loss of information, disruption to our normal operations, and changes in accounting procedures, the implementation of our new ERP system has resulted in operational and reporting disruptions related to the conversion of existing customer orders, processing of new customer orders and maintaining an effective internal control environment.

Failure to properly or adequately address any issues with our new ERP system could result in increased costs and the diversion of management’s and employees’ attention and resources and could materially adversely affect our operating results, internal control over financial reporting and ability to manage our business effectively.  While the ERP system is intended to further improve and enhance our information management systems, the ongoing implementation of this new ERP system exposes us to the risks of integrating that system with our existing systems and processes, including possible continued disruption of our financial reporting.

We have identified two material weaknesses in our internal control over financial reporting which, if not remediated, could result in material misstatements of our financial statements.

During the quarter ended March 31, 2019, we identified material weaknesses in internal control over financial reporting that pertain to our ERP system conversion that took place on January 1, 2019 involving (1) the ineffective design and implementation of effective controls with respect to the ERP system conversion, and (2) the ineffective design and implementation of IT general controls for information systems that are relevant to the preparation of financial statements. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Although we have developed and are implementing a plan to remediate these material weaknesses and believe, based on our evaluation to date, that these material weaknesses will be remediated in a timely fashion, we cannot ensure that this will occur within a specific timeframe. These material weaknesses will not be remediated until all necessary internal controls have been implemented, tested and determined to be operating effectively. In addition, we may need to take additional measures to address the material weaknesses or modify the planned remediation steps, and we cannot be certain that the measures we have taken, and expect to take, to improve our internal controls will be sufficient to address the issues identified, to ensure that our internal controls are effective or to ensure that the identified material weaknesses will not result in a material misstatement of our financial statements. Moreover, we cannot ensure that we will not identify additional material weaknesses in our internal control over financial reporting in the future.

If we are unable to remediate the material weaknesses, our ability to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and forms of the Securities and Exchange Commission, could be adversely affected. This failure could negatively affect the market price and trading liquidity of our common stock, cause investors to lose confidence in our reported financial information, subject us to civil and criminal investigations and penalties and materially and adversely impact our business and financial condition.

Disclaimer

Pursuant to the rules and regulations of the Securities and Exchange Commission, Exhibit 99.1 hereto and the information set forth therein and in this Item 7.01 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Tile Shop Holdings, Inc., dated April 30, 2019.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By /s/ Kirk L. Geadelmann
Date: April 30, 2019	Name: Kirk L. Geadelmann
Title: Chief Financial Officer